EXHIBIT 10.8

                              EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT, dated as of June 27, 1996, between Ezra Dabah ("Executive") and THE CHILDREN'S PLACE RETAIL STORES, INC., a Delaware corporation ("Employer").


                                    SECTION 1
                             EMPLOYMENT OF EXECUTIVE

     1.01. Employer hereby agrees to employ Executive and Executive hereby agrees to be and remain in the employ of Employer upon the terms and conditions hereinafter set forth.

                                    SECTION 2
                                EMPLOYMENT PERIOD

     2.01. The terms of Executive's employment under this Agreement (the "Employment Period") shall commence on the date of this Agreement and shall continue until June 27, 1999 and thereafter shall continue for successive three year periods, subject to termination in accordance with the provisions of
Section 5.

                                    SECTION 3

     3.01. Generally. During the Employment Period, Executive (i) shall be employed as Chief Executive Officer and Chairman, (ii) shall serve as a member of the executive management committee of Employer, and (iii) shall devote his full attention and expend his efforts, energies and skills on a full-time basis to the business of Employer and other enterprises controlled by , or under common control with Employer (collectively, the "Company"). Without limiting the generality of the foregoing, Executive shall have all such duties and responsibilities customarily undertaken and performed by persons in his position in similar businesses to that of Employer. Executive's employment by Employer shall constitute his exclusive employment during the Employment period. In no event shall Executive serve as a director of any other business corporation or as a general partner of any partnership except with the prior approval of the Board of Directors of Employer (the "Board").

     3.02. Reporting. Executive shall report directly to the Board. During the Employment Period, Executive will be subject to all of the policies, rules and regulations of which Executive is given notice applicable to senior executives of Employer and will comply with all directions and instructions of the Board.

                                    SECTION 4
                                  COMPENSATION

     4.01 Compensation, Generally. For all services rendered and required to be rendered by covenants of, and restrictions imposed on, Executive under this Agreement, Employer shall pay to Executive during and with respect to the Employment Period, and Executive agrees to accept (in full payment) Base Salary and Performance Bonus, all as more fully described on Exhibit A (collectively, the "Compensation").

     4.02 Other Benefits. During the Employment Period, Executive shall be entitled to receive such benefits as are at least as favorable as those provided by the Employer to Employer's other senior executives (other than those benefits provided under or pursuant to separately negotiated individual employment agreements or arrangements) under any pension or retirement plan, stock purchase, stock option or stock ownership plan, disability plan or insurance, group life insurance, medical insurance, or other similar plan or program of Employer. Employer shall provide Executive with life insurance in such amount so that the annual premium of such life insurance shall not exceed $20,000. Executive shall also be entitled to a personal driver. Executive's Base Salary shall constitute the compensation on the basis of which the amount of Executive's benefits under any such plan or program shall be fixed and determined.

     4.03 Expense Reimbursement. Employer shall reimburse Executive for all business expenses reasonably incurred by him in the performance of his duties under this Agreement upon his presentation, not less frequently than monthly, of signed, itemized accounts of such expenditures all in accordance with Employer's procedures and policies as adopted and in effect from time to time and applicable to its employees of comparable status.

     4.04 Personal Expenses Allowance Employer shall provide Executive with an allowance of $4,000 each month during the Employment Period to cover personal expenses associated with Executive's ownership and operation of an automobile and other personal expenses. This amount shall be reduced by payments made, if any, by the Company under this Section.

     4.05. Vacations. Executive shall be entitled to five weeks vacation each year, which shall be taken at such time or times as shall not unreasonably interfere with Executive's performance of his duties under this Agreement.

                                    SECTION 5
                        TERMINATION OF EMPLOYMENT PERIOD

     5.01. Termination Without Cause. At any time during the Employment Period, by notice to the other, Executive or the Board may terminate Executive's employment under this Agreement without cause. Such notice shall specify the effective date of termination which shall not be less than 60 days after the date of such notice.

     5.02. By Employer: Cause. At any time during the Employment Period, by notice to Executive, the Board may terminate Executive's employment under this Agreement "for cause," effective immediately. Such notice shall specify the cause for termination. For the purposes of this Section 5.02, "for cause" means:

     (i) a breach by Executive of any of the material provisions of this Agreement;

     (ii) the commission by Executive of an act involving moral turpitude or dishonesty, whether or not in connection with Executive's employment hereunder; or

     (iii) Executive shall have committed any act of fraud against the Employer or engaged in any other willful misconduct in connection with his duties hereunder;

     (iv) Executive shall have been convicted of a felony (other than a felony relating to motor vehicle laws); provided, however, that, in each case, an event giving rise to "Cause" shall not be finally determined to have occurred unless admitted to in writing by the Executive or set forth in a final determination of an arbitrator as provided in Section 10.04 hereof. Notwithstanding the foregoing, no Cause for termination shall be deemed to exist with respect to the Executive's acts described in (i) through (iii) above unless the Board shall have given prior written notice to the Executive specifying the Cause with reasonable particularity and, within thirty (30) days after such notice, the Executive shall not have cured or eliminated the problem or thing giving rise to such Cause.

     5.03. By Executive for Good Reason. Executive may, at any time during the Employment Period by notice to the Board, terminate the Employment Period under this Agreement "for good reason" effective immediately. For the purposes hereof, "good reason" means:

     (i) any material breach by Employer of any provision of this Agreement which, if susceptible of being cured, is not cured within thirty days of delivery of notice thereof to Employer by Executive;

     (ii) the assignment to Executive by Employer of duties inconsistent with Executive's position, responsibilities or status with Employer as in effect on the date of this Agreement including, but not limited to, any significant reduction in such position, duties, responsibilities or status, any change in Executive's titles, offices or perquisites, as then in effect, or any removal of Executive from or any failure to re-elect Executive to, any such positions, except in connection with the term the greater of (1) ination of his employment on account of his death, disability, or for cause;

     (iii) a relocation by Employer of Executive's place of employment described in Section 7.01 hereof;

     (iv) any purported termination of Executive's employment for cause which is not effected in accordance with the requirements of Section 5.2 hereof (and for purposes of this Agreement no such purported termination shall be effective).

     5.04 Disability. During the Employment Period, if, as a result of physical or mental incapacity or infirmity (including alcoholism or drug addiction), Executive shall be unable to perform his duties under this Agreement for:

     (i) a continuous period of at least 120 days, or

     (ii) periods aggregating at least 180 days during any period of 12 consecutive months (each a "Disability Period"), and at the end of the Disability Period the Board of Directors shall have determined, in good faith, that by reason of such physical or mental disability ("Disability") the Executive shall be unable to perform the services required of him hereunder, the Employer may terminate the Employment Period for Disability by delivery to Executive of 60 days prior written notice of termination of the Employment Period.

                                    SECTION 6
                            TERMINATION COMPENSATION

     6.01 Entitlement to Payment. (a) Subject to the provisions of Section 9.04, if Executive's employment hereunder is terminated pursuant to Section 5.01, 5.03, 5.04 or 8.01 at any time hereafter, then Employer will pay to Executive within thirty (30) days following termination an amount equal to the Base Salary for three years following such termination. (The amount to be paid pursuant to this Section 6.01 is referred to as the "Termination Compensation" and the period for which such compensation is to be paid is referred to as the "Relevant Period"). Upon such termination, Executive shall also be entitled to any accrued but unpaid bonus compensation and all outstanding stock options under the stock option plan shall be deemed to immediately vest. In addition, during the Relevant Period, Executive shall be entitled to life insurance and medical benefits and all other benefits, referred to in Section 4.02 and 4.03.

     6.02. No Other Termination Compensation. Executive shall not be entitled to any benefit or compensation following termination of his employment hereunder, except as set forth in Section 6.01. Notwithstanding anything to the contrary herein, upon, Executives's death, permanent disability or termination by the Company without cause, the Company will comply with the applicable Sections of the Stockholder's Agreement dated June 27, 1996.

     6.03 Mitigation Executive shall not be required to mitigate the amount of any payments or benefits provided for hereunder upon termination of Employment by seeking employment with any other person, or otherwise, nor shall the amount of any such payments or benefits be reduced by any compensation, benefit or other amount earned by, accrued for or paid to Executive as the result of Executive's employment by or consulting or other association with any other person, provided, that any medical, dental or hospitalization insurance or benefits provided to Executive with his employment by or consulting with an unaffiliated person during such period shall be primary to the benefits to be provided to Executive pursuant to this Agreement for the purposes of coordination of benefits.

                                    SECTION 7
                       LOCATION OF EXECUTIVE'S ACTIVITIES

     7.01. Principal Place of Business. Executives's principal place of business in the performance of his duties and obligations under this Agreement shall be in the New York metropolitan area, which includes West Caldwell, New Jersey. For so long as Employer's headquarters are located in the New York City metropolitan area, Executive's principal place of business shall be located at such headquarters.

     7.02. Travel. Notwithstanding the provisions of Section 7.01, Executive will engage in such travel and spend time in other places as may be necessary or appropriate in furtherance of his duties hereunder.

                                    SECTION 8
                                CHANGE IN CONTROL

     8.01. Effect of Change in Control. If a Change in Control (as hereinafter defined) shall occur, the Executive may terminate his employment hereunder and such termination shall be deemed to be a termination by Employer without cause.

     (a) As used in this Agreement, "Change in Control" means the occurrence during the Term of any of the following events:

     ( i ) The sale to any purchaser of (a) all or substantially all of the assets of the Employer or (B) capital stock representing more than 50% of the stock of the Employer entitled to vote generally in the election of directors of the Employer; or

     ( ii ) The merger or consolidation of the Employer with another corporation if, immediately after such merger or consolidation, less than a majority of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the surviving or resulting corporation in such merger or consolidation is held, directly or indirectly, in the aggregate by the holders immediately prior to such transaction of the outstanding securities of the Employer;

     (iii) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form, or report or item therein), each promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d) (2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 50% or more of the combined voting power of the voting stock of Employer; or

     ( iv ) Employer files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form, or report or item therein) that a change in control of Employer has occurred or will occur in the future pursuant to any then existing contract or transaction.

                                    SECTION 9
                      EXCLUSIVITY OF SERVICES, CONFIDENTIAL
                      INFORMATION AND RESTRICTIVE COVENANTS

     9.01. Exclusivity of Services. During the Employment Period and continuing through the fifth anniversary of the date in which Executive ceases to be an employee of the Company (the "Covenant Period"), Executive will not:

     (i) Promote, participate or engage in any business on behalf of any Direct Competitor of the Company, whether Executive is acting as owner, partner, stockholder, employee, broker, agent, principal, trustee, corporate officer, director, consultant or in any other capacity whatsoever; provided, however, that this will not prevent Executive from holding for investment up to 1% of any class of stock or other securities quoted or dealt in on a recognized stock exchange or on Nasdaq. For purposes of this Section, a "Direct Competitor of the Company" means (A) The Gap, Inc. or any Person under common control with The Gap, Inc., (B) The Limited, Inc. or any Person under common control with The Limited, Inc., (c) Gymboree or Baby Superstore or any Person under common control with Gymboree or Baby Superstore, as the case may be, or (D) any Person engaged in the sale of children's apparel and who derives more than fifty percent of its gross revenues from the retail sales of children's apparel.

     (ii) Directly or indirectly employ other than on behalf of the Company, solicit or entice away any director, officer or employee of the Company or any of its subsidiaries; or

     (iii) Take any action to interfere, directly or indirectly, with the goodwill of the Company or any of its subsidiaries, or induce or attempt to induce with any Person doing business with the Company to cease doing business with the Company.

     9.02 Confidential Information During the Covenant Period, Executive will not (except in furtherance of the Company's business or as required by law) furnish confidential information relating to the business or affairs of the Company, its subsidiaries or any Person having dealings therewith, or permit or encourage the use of such confidential information by another. During the Covenant Period, Executive will not use the name of the Company or its subsidiaries in the conduct of any business activities (except in furtherance of the Company's business) or for Executive's personal use without the prior written consent of the Company.

     9.03. Mutually Non-Disparagement. Neither Executive nor Employer will make or authorize any public statement disparaging the other in its or his business interests and affairs. Notwithstanding the foregoing, neither party shall be ( i ) required to make any statement that it or he believes to be false or inaccurate, or (ii) restricted in connection with any litigation, arbitration or similar proceeding or with respect to its response to any legal process.

     9.04. Breaches of Provisions. If Executive breaches any of the provisions of this Section 9 then, and in any such event, in addition to other remedies available to Employer, Executive shall not be entitled to any Termination Compensation, if any, made to him hereunder prior to Employer's discovery of such breach.

                                   SECTION 10
                                  MISCELLANEOUS

     10.01. Notices. Any notice, consent, or authorization required or permitted to be given pursuant to this Agreement shall be in writing and sent to the party for or to whom intended, at the address of such party set forth below, by certified mail, postage paid, or at such other address as either party shall designate by notice given to the other in the manner provided herein.

If to Employer:            Attention:  Steven Balasiano
                                       Vice President & General Counsel
                           The Children's Place Retail Stores, Inc.
                           1 Dodge Drive
                           West Caldwell, New Jersey 07006

With Copies to:            Stanley B. Silver
                           President & Chief Operating Officer
                           The Children's Place Retail Stores, Inc.
                           1 Dodge Drive
                           West Caldwell, New Jersey 07006

If to Executive:           Ezra Dabah
                           19 Shore Drive
                           Great Neck, New York 11024

     10.02. Taxes. Employer is authorized to withhold from payments made hereunder to Executive such amounts for income tax, social security, unemployment compensation and other judgement of Employer to comply with applicable laws and regulations.

     10.03. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed therein.

     10.04. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in New York, New York in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitration award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of his right to be paid until expiration of the Employment Period during the pendency of any arbitration.

     10.05. Headings. All descriptive headings in this Agreement are inserted for convenience only and shall be disregarded in construing or applying any provision of this Agreement.

     10.06. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     10.07. Severability. If any provision of this Agreement or part thereof, is held to be unenforceable, the remainder of such provisions of this Agreement, as the case may be, shall nevertheless remain in full force and effect.

     10.08. Entire Agreement and Integration. This Agreement contains the entire agreement and understanding between Employer and Executive with respect to the subject matter hereof. Such agreement supersedes any prior agreement between the parties relating to the subject matter hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                     THE CHILDREN'S PLACE RETAIL STORES, INC.


                                     By: /s/ Seth Udasin
                                             Asst. Sec.

                                    EXHIBIT A
                                  COMPENSATION

     1. BASE SALARY: At the initial rate of $480,000 per year, payable in equal installments not less frequently than monthly during each year of the Employment Period. Base Salary shall be subject to annual review on each November, as the Board may determine.

     2. PERFORMANCE BONUS: Following each Bonus Period (as defined below), Executive shall be entitled to receive a Performance Bonus based upon the Earnings of Employer during such Bonus Period. The Performance Bonus for each such Period will be payable within 90 days after the end of such period. The amount of the Performance Bonus for each Bonus Period will be equal to a product equal to (a) Employee's semi-annual Base Salary, times (b) 50%, times (c) the Bonus Percentage (as hereinafter defined). The following provisions shall apply to determinations relating to Performance Bonus.

     "Bonus Percentage" shall mean, for each Bonus Period, a percentage for such period that is based upon Earnings in accordance with a schedule adopted by the Board for all senior executives prior to commencement of such period or as soon thereafter as possible, except that the Bonus percentage shall be (a) not less than 20% nor (b) more than 200% for any Bonus Period.

     "Bonus Period" shall mean each of the two periods of approximately six months duration within each fiscal year of the Employer, one beginning on the first day of the fiscal year and ending on this Saturday on or nearest (whether following or preceding) July 31, of the calender year in which it commenced, and the other beginning on the Sunday following such Saturday and ending on the last day of such fiscal year.

     "Earnings" shall mean, for each Bonus Period, the net income before interest and taxes of Employer for such period, but excluding extraordinary items, as determined in accordance with generally accepted accounting principals. The amount of Earnings shall be determined by Employer, with respect to the Bonus Period ending on approximately July 31st of each year. Such determination shall be delivered to Employee and shall be final and binding unless within 20 days after delivery notice is given by Employee of his objection to any specific aspect of such determination; any item not objected to shall be final and binding. Employer and Employee shall then discuss any item objected to and their written determination with respect to that item shall be final and binding on Employer and Employee. If they are unable to reach a written determination within 30 days after the notice of objection has been given, the dispute shall be referred to Employer's independent accountants. The accountants shall as soon as practicable thereafter determine the disposition of any disputed item and shall set forth their determination in a written report to be given to Employer and Employee. The determination by the independent accountants of any disputed item (as set forth in their written report) shall be final and binding on the parties. The amount of earnings shall be determined by the independent accounting firm then retained by Employer as its independent auditors, with respect to the Bonus Period ending on the last date of Employer's fiscal year, and the determination of such firm shall be final and binding in the absence of manifest error.